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Exhibit 4.2

  THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

DOT HILL SYSTEMS CORP.
WARRANT TO PURCHASE SHARES OF COMMON STOCK

        THIS CERTIFIES THAT, for value received, SUN MICROSYSTEMS, INC. and its assigns are entitled to subscribe for and purchase 1,239,527 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of Dot Hill Systems Corp., a Delaware corporation (the "Company"), at the price of $2.97 per share, the average of the Company's closing price as reported by the New York Stock Exchange 60 trading days before the Date of Grant (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Date of Grant" shall mean the date set forth underneath the Company's signature hereto, and (b) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

        1.    Exercisability; Term.    Subject to Section 10.1 below, the purchase right represented by this Warrant is exercisable as to 413,175 shares immediately, and an additional 413,176 shares on each of the first anniversary and second anniversary of the Date of Grant, in whole or in part, at any time and from time to time from the Date of Grant through Five (5) years after the Date of Grant.

        2.    Method of Exercise; Payment; Issuance of New Warrant.    Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (c) exercise of the "net issuance" right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as practicable and, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

        3.    Stock Fully Paid; Reservation of Shares.    All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

        4.    Adjustment of Warrant Price and Number of Shares.    The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)    Reclassification or Merger.    In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b)    Subdivision or Combination of Shares.    If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision or and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

          (c)    Stock Dividends and Other Distributions.    If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

          (d)    Adjustment of Number of Shares.    Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

        5.    Notice of Adjustments.    Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

        6.    Fractional Shares.    No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

        7.    Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

          (a)    Compliance with Securities Act.    The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

    "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NOACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

          Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

            (1)  The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

            (2)  The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

            (3)  The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

            (4)  The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

          (b)    Disposition of Warrant or Shares.    With respect to any offer, sale or other disposition, in whole or in part, of this Warrant or of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant, the Shares or any portion thereof and indicating whether or not under the Act certificates for this Warrant, the Shares or any portion thereof to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall take such steps as necessary for such holder to sell or otherwise dispose of this Warrant, such Shares or any portion thereof, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant, such Shares or any portion thereof, may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant, the Shares or any portion thereof thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          (c)    Applicability of Restrictions.    Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

        8.    Rights as Shareholders; Information.    No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

        9.    Registration Rights.

          (a)    Registration.

              (i)  On or before the date six months after the Date of Grant, the Company shall, prepare and file with the Securities and Exchange Commission ("SEC") a registration statement under Rule 415 of the Act to register the resale of the Common Stock issuable upon exercise of this Warrant (the "Registrable Shares") and shall thereafter use all reasonable efforts to cause such registration statement to become effective as promptly as practicable.

            (ii)  The Company shall, until the date 30 months after the Date of Grant, keep such registration statement for the Registrable Shares in effect and current and from time to time amend or supplement the registration statement and the prospectus in connection therewith in compliance with the Act to permit the sale or distribution of the Registrable Shares with respect to which such registration statement shall have become effective. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify the holder of this Warrant (which term shall include any holder of the Shares) and will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise the holder of this Warrant promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the registration or qualification of any of the Registrable Shares for sale in any jurisdiction.

            (iii)  The holder of this Warrant agrees, by acceptance of this Warrant, that, upon receipt of any notice from the Company of (A) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 9, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, the holder will forthwith discontinue, for a period not to exceed sixty (60) days, disposition of such Registrable Shares covered by such registration statement or prospectus until it is advised in writing by the Company that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use all reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the holder to suspend use of any prospectus for more than ninety (90) days in any twelve month period.

          (b)    Company Obligations.    Whenever any Registrable Shares become subject to a registration statement pursuant to this Section 9, the Company shall:

              (i)  Promptly notify the holder of this Warrant and confirm such advice in writing (i) when such registration statement becomes effective, (ii) when any post-effective amendment to any such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

            (ii)  Furnish to the holder of this Warrant such number of copies of any registration statement or any amendment or supplement thereto, and any prospectus (including any preliminary prospectus) contained therein in conformity with the requirements of the Act as the holder of this Warrant may reasonably request in order to effect the offering and sale of the Registrable Shares being offered and sold by the holder of this Warrant, but only while the Company is required under the provisions hereof to cause the registration statement to remain current;

            (iii)  Use its reasonable best efforts to register or qualify not later than the effective date of such registration statement the Registrable Shares registered thereunder under the "blue sky" laws of such states as the holder of this Warrant may reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state where it is not at such time so qualified or subject;

            (iv)  Immediately notify the holder of this Warrant, at any time when a prospectus relating to a sale of Registrable Shares is required by law to be delivered in connection with sales thereof, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to the holder of this Warrant and to the underwriters any such amendment or supplement;

            (v)  The Company and the holder of this Warrant will enter into customary agreements (including an underwriting or indemnity agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Shares;

            (vi)  In the event of an underwritten offering (in the Company's sole discretion), the Company will use its reasonable best efforts to cause to be furnished to the holder of this Warrant a signed counterpart, addressed to the holder of this Warrant or such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters as the case may be, as the holder of this Warrant reasonably requests;

          (vii)  In the event of an underwritten offering (in the Company's sole discretion), the Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act; and

          (viii)  The Company will use its reasonably best efforts to cause all Common Stock to be listed on each securities exchange (or the Nasdaq National Market System) on which similar securities issued by the Company are then listed.

          (c)    Expenses.    The Company shall bear the out-of-pocket costs and expenses incurred in connection with any registration pursuant to this Section 9. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants and all other out-of-pocket costs and expenses of the Company incident to the preparation, printing and filing under the Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the foregoing provisions of this Section 9. The holder of this Warrant shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Shares. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

          (d)    Indemnification.

              (i)  In the case of any offering registered pursuant to Section 9(a), the Company hereby indemnifies and agrees to hold harmless the holder of this Warrant (or the Registrable Shares) and each person, if any, who controls the holder of this Warrant (or the Registrable Shares) within the meaning of either Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended. (the "Exchange Act") from and against any losses, claims, damages or liabilities, joint or several, to which any such persons may be subject, under the Act, the Exchange Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Act pursuant to this Section 9, any prospectus (including any preliminary prospectus) contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that the indemnification agreement contained in this Section 9(d)(i) shall not apply to such losses, claims, damages or liabilities which shall arise out of the sale of Registrable Shares to any person to the extent such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission if such statement or omission shall have been made (A) in reliance upon information furnished to the Company in writing by the holder of this Warrant specifically for use therein, or (B) in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the

    Act corrected such statement or omission and a copy of such final prospectus shall not have been sent or otherwise delivered to such person at or prior to the confirmation of such sale to such person or to the holder of this Warrant for delivery to such person. The Company also agrees to indemnify the underwriters (as defined in the Act) of the Registrable Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the holder of this Warrant provided in this Section 9(d)(i).

            (ii)  By acceptance of this Warrant, the holder of this Warrant agrees, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless the Company and its directors and officers against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Registrable Shares were registered under the Act pursuant to this Section 9, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by the holder of this Warrant expressly for use therein. The holder of this Warrant also agrees to indemnify and hold harmless any underwriter (as defined in the Act) of the Registrable Shares, its officers and directors and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Company provided in this Section 9(d)(ii). Provided however, that the obligations of the holder of this Warrant hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such holder of Registrable Shares sold as contemplated herein.

            (iii)  Each party indemnified under this Section 9 shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section 9, unless the indemnifying party was materially prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.

            (iv)  If the indemnification provided for in this Section 9 as between the holder of this Warrant and the Company is unavailable to the holder of this Warrant and each person, if any, who controls the holder of this Warrant within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or to the Company in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and of the holder of this Warrant in connection with such statements or omissions, as well as other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of this Warrant on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (v)  The Company and holder of this Warrant agree that it would not be just and equitable if contribution pursuant to this Section 9(d)(iv) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d)(iv), the holder of this Warrant shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by the holder of this Warrant exceeds the amount of any damages which the holder of this Warrant would have or has been required to pay by reason of the relevant fault in connection with such untrue or alleged untrue statement or omission or alleged omission allocated to the holder of this Warrant. Notwithstanding the foregoing, the obligations of the holder of this Warrant hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such holder of Registrable Shares sold as contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        9.    Additional Rights.

        10.1    Mergers.    The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to the closing thereof of the terms and conditions of any of the following transactions (an "Acquisition"): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of. In the event of an Acquisition, the purchase rights represented by this Warrant shall be fully exercisable.

        10.2    Right to Convert Warrant into Stock: Net Issuance.

          (a)    Right to Convert.    In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time the number of shares of Common Stock for which this Warrant is exercisable pursuant to Section 1 and 10.1 above, during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the

  "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X =	B - A Y
Where:		X =	the number of shares of Common Stock that may be issued to the holder
		Y =	the fair market value of one share of Common Stock
A =
the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)
		B =	the aggregate fair market value of the specified number of converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Shares)

        No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b)    Method of Exercise.    The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c)    Determination of Fair Market Value.    For purposes of this Section 10.2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

              (i)  If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

            (ii)  If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

      (A)
      If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

      (B)
      If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

      (C)
      If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

        10.3    Exercise Prior to Expiration.    To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

        10.    Representations and Warranties.    The Company represents and warrants to the holder of this Warrant as follows:

          (a)  This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b)  The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

          (c)  The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

          (d)  There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

        11.    Modification and Waiver.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        12.    Notices.    Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

        13.    Binding Effect on Successors.    This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        14.    Lost Warrants or Stock Certificates.    The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        15.    Descriptive Headings.    The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

        16.    Governing Law.    This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        17.    Survival of Representations, Warranties and Agreements.    All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

        18.    Remedies.    In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

        19.    No Impairment of Rights.    The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        20.    Severability.    The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

        21.    Recovery of Litigation Costs.    If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

[Remainder of page intentionally left blank]

        22.    Entire Agreement; Modification.    This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

DOT HILL SYSTEMS CORP.
By:
Title:
Address:
Date:

EXHIBIT A-1

NOTICE OF EXERCISE

To: DOT HILL SYSTEMS CORP. (the "Company")

        1.    The undersigned hereby:

    ☐
    elects to purchase            shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

    ☐
    elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to            shares of Common Stock.

        2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)
3.
The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

SUN MICROSYSTEMS, INC.

(Signature)
(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To: DOT HILL SYSTEMS CORP. (the "Company")

        1.    Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S, filed, 19, the undersigned hereby:

    ☐
    elects to purchase            shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

    ☐
    elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to            Shares of Common Stock.

        2.    Please deliver to the custodian for the selling shareholders a stock certificate representing such shares.

        3.    The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $                        or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

SUN MICROSYSTEMS, INC.
(Name)

(Address)
(Date)

EXHIBIT B

CHARTER

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DOT HILL SYSTEMS CORP. WARRANT TO PURCHASE SHARES OF COMMON STOCK
EXHIBIT A-1 NOTICE OF EXERCISE
EXHIBIT A-2 NOTICE OF EXERCISE
EXHIBIT B CHARTER